U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LINGERIE FIGHTING CHAMPIONSHIPS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	20-8009362
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6955 North Durango Drive
Suite 1115-129 Las Vegas, NV	89149
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-205833
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share
(Title of Class)

Item 1.         Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock of Lingerie Fighting Championships, Inc., (the “Company”).  The description of the Company’s common stock is contained under the heading “Description of Capital Stock” in the registration statement initially filed by the Company with the Securities and Exchange Commission on July 24, 2015, as amended from time to time (File No. 333-205833), to which this Form 8-A relates, is incorporated herein by reference.

Item 2.         Index to Exhibits.

3.1	Restated articles of incorporation of the Company. (Filed as an exhibit to the Company’s annual report on Form 10-K for the year ended February 28, 2015 and incorporated herein by reference).
3.2	Bylaws of the Company. (Filed as an exhibit to the Company’s report on Form 8-K which was filed with the SEC on July 22, 2015 and incorporated herein by reference.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LINGERIE FIGHTING CHAMPIONSHIPS, INC.

Date: August 20, 2015	By:	/s/ Terry Butler
Terry Butler Chief Financial Officer